EXHIBIT 99.1

DALIAN, China, Jan. 29 /Xinhua-PRNewswire/ -- Fushi International, Inc. (the "Company") (OTC Bulletin Board: FSIN) today announced that it has closed a US$60 million financing with Citadel Equity Fund Ltd. ("Citadel").  In this transaction, Citadel purchased (i) US$40 million principal amount of guaranteed senior secured floating rate notes due 2012 and (ii) US$20 million principal amount of senior secured convertible notes due 2012, which are convertible into shares of the Company's common stock at an initial conversion price of US$7.00 per share.  These notes are secured by the shares of the Company's wholly-owned subsidiary, Fushi Holdings Inc., a Delaware corporation. Citadel was also granted certain corporate governance rights over the Company and its subsidiaries.  Merrill Lynch Far East Limited acted as the placement agent for this transaction.

Neither the Notes nor the Common Stock issuable upon conversion of  the Convertible Notes have been registered under the U.S. Securities Act of 1933, as amended, nor is the Company obligated to so register them.  The foregoing description of the sale of the Notes and the documents relating to such sale are qualified in their entirety by the description contained in the Company's Current Report on Form 8-K filed today and the transaction documents annexed thereto.

About Fushi International:

Fushi International is engaged, through their indirectly wholly-owned operating subsidiary, Dalian DPI, in the manufacturing and sale of bimetallic composite wire products, principally copper clad aluminum wires ("CCA") and copper clad aluminum magnesium ("CCA-M").  CCA, which is the company's core product,combines the conductivity and corrosion resistance of copper with the light weight and relatively low cost of aluminum.  It is a cost effective substitute for single copper wire in a wide variety of applications such as coaxial cable for cable television (CATV), signal transmission lines for telecommunication networks, distribution lines for electricity, wire components for electronic instruments and devices.  For more information on Fushi International, visit its website: http://www.fushiinternational.com  .

About Citadel:

Citadel Equity Fund Ltd. is one of the entities for which Citadel Limited Partnership serves as portfolio manager and Citadel Investment Group, L.L.C. provides administrative and investment-related services.  Citadel Investment Group, L.L.C. was founded in 1990.  Affiliates of Citadel Investment Group, L.L.C., including Citadel Equity Fund Ltd., deploy investment capital across a highly diversified set of proprietary investment strategies in nearly all major asset classes in all the world's principal markets.  Citadel Investment Group, L.L.C. and its affiliates maintain offices in Hong Kong, Chicago, New York, San Francisco, Tokyo and London.

Safe Harbor Statement:

This press release contains forward-looking statements concerning Fushi International, Inc. and its business and products, which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.  The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond its control.  All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission.  Fushi International, Inc. undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Investors Contact:

Matthew Hayden
HC International, Inc.
Tel:   +1-858-704-5065
Email: matt@haydenir.com

Company Contact in China:

Chris Wang, CFO
Fushi International, Inc.
Tel:   +86-139-1101-5690
Email: chris.wang@fushiinternational.com

SOURCE:  Fushi International, Inc.